Report of Independent Registered
Public Accounting Firm


The Board of Trustees and Shareholders of
AARP Funds:
In planning and performing our audits
 of the financial statements of AARP
 Aggressive Fund, AARP
Moderate Fund, AARP Conservative Fund,
 AARP Income Fund, and AARP Money
Market Fund, each a
series of AARP Funds, as of and for
the year or periods ended June 30,
2010, in accordance with the
standards of the Public Company
Accounting Oversight Board
(United States), we considered AARP
Funds' internal control over financial
reporting, including controls over
 safeguarding securities, as a basis
for designing our auditing procedures
for the purpose of expressing our
 opinion on the financial statements
and to comply with the requirements
 of Form N-SAR, but not for the
purpose of expressing an opinion on
the effectiveness of AARP Funds'
internal control over financial
reporting. Accordingly, we express no
such opinion.

The management of AARP Funds is
 responsible for establishing and
maintaining effective internal control
over financial reporting. In
fulfilling this responsibility,
 estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable
assurance regarding the reliability of
financial reporting and the
preparation of financial statements
 for external purposes in accordance with generally accepted accounting principles.
 A company's internal control over
 financial reporting includes
those policies and procedures that
(1) pertain to the maintenance of
records that, in reasonable detail,
accurately and fairly reflect the
transactions and dispositions of
the assets of the company; (2) provide
reasonable assurance that the
transactions are recorded as
 necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and
 that receipts and expenditures
of the company are being made only in
accordance with authorizations of
management and directors of the
company; and (3) provide reasonable
 assurance regarding prevention or
 timely detection of unauthorized
acquisition, use or disposition of
 the company's assets that could have
a material effect on the financial
statements.

Because of its inherent limitations,
 internal control over financial
 reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
 because of changes in conditions,
or that the degree of compliance
with the policies or procedures may deteriorate.

A deficiency in internal control over
 financial reporting exists when the
 design or operation of a control
does not allow management or employees,
 in the normal course of performing
their assigned functions, to
prevent or detect misstatements on
 a timely basis. A material weakness
is a deficiency, or combination of
deficiencies, in internal control
 over financial reporting, such that
there is a reasonable possibility that a material misstatement of the AARP Funds'
 annual or interim financial statements
 will not be prevented or
detected on a timely basis.



Our consideration of AARP Funds'
internal control over financial
 reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
 deficiencies in internal control that
might be material weaknesses under
standards established by the Public
 Company Accounting Oversight
Board (United States). However, we
noted no deficiencies in AARP Funds'
 internal control over financial
reporting and its operation, including
 controls over safeguarding securities
 that we consider to be a material
weakness as defined above as of
June 30, 2010.

This report is intended solely for
 the information and use of
management and the Board of Trustees of
AARP Funds and the Securities and
Exchange Commission and is not
intended to be and should not be
used by anyone other than these
specified parties.


Boston, Massachusetts
August 25, 2010

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